Exhibit 5.5

May 7, 2013

CONSENT OF JASON CHE OSMOND

United States Securities and Exchange Commission

Gentlemen:

In connection with Silver Wheaton Corp.’s (the “Company”) Registration Statement on Form F-10 (File No. 333-185152) (the “Registration Statement”), I, Jason Ché Osmond, B.Sc., M.Sc., EurGeol, C.Geol, FGS, Senior Geologist, Micon International Ltd., hereby consent to the inclusion in, or incorporation by reference into, the Company’s Registration Statement of the following:

1.	Technical Report on the Mineral Reserves and Mineral Resources of the Salobo Copper-Gold Mine Carajas, Pará State, Brazil, dated March 19, 2013.

Yours truly,

/s/ Jason Ché Osmond
Jason Ché Osmond, B.Sc., M.Sc., EurGeol, C.Geol, FGS
Senior Geologist
Micon International Ltd.